UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2023

   First Community Corporation

(Exact name of registrant as specified in its charter)

   South Carolina

(State or other jurisdiction of incorporation)

000-28344	57-1010751
(Commission File Number)	(IRS Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of principal executive offices)	(Zip Code)

   (803) 951-2265

(Registrant’s telephone number, including area code)

   Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $1.00 per share	FCCO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2023, First Community Corporation (the “Company”) and its wholly owned subsidiary, First Community Bank (the “Bank”) announced that J. Ted Nissen will become Chief Executive Officer of the Bank and a director of the Company and the Bank effective July 1, 2024. Effective July 1, 2024, the Board will expand to 13 directors and appoint Mr. Nissen as a director of the Company and the Bank to fill such vacancy. Mr. Nissen currently serves as President and Chief Banking Officer of the Bank and Executive Vice President and Chief Banking Officer of the Company. He is a founding member of the First Community Bank Leadership Team and has been with the Company and the Bank for over 28 years and since inception. Mr. Nissen has served as the Chief Banking Officer of the Company and the President and Chief Banking Officer of the Bank since March 2021. Prior to March 2021, Mr. Nissen served as the Chief Commercial and Retail Banking Officer of the Company since June 2019; and Executive Vice President and Chief Commercial and Retail Banking Officer of the Bank since February 2013. Current First Community Bank Chief Executive Officer Michael C. Crapps will continue to serve as Chief Executive Officer and President of the Company and as a director of the Company and the Bank. Mr. Crapps has served as Chief Executive Officer and President of the Company and Chief Executive Officer of the Bank for over 28 years and since its inception.

In connection with Mr. Nissen’s promotion, he will receive an annual salary of $425,000 beginning July 1, 2024, and will continue to be eligible to participate in the company’s cash and equity executive incentive plans and all of the employee benefit plans, policies and arrangements available to other executive officers of the Company.

The information called for by Item 401(b), (d) and (e) and Item 404(a) of Regulation S-K with respect to Mr. Crapps and Mr. Nissen is set forth in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 4, 2023 and in the Company’s Annual Report on Form 10-K filed with U.S. Securities and Exchange Commission on March 22, 2023, which information is incorporated herein by reference.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the Company’s press release dated December 14, 2023, reporting the management transitions of Mr. Crapps and Mr. Nissen.

Item 7.01. Regulation FD Disclosure.

On December 14, 2023, the Bank announced the promotion of Joseph A. “Drew” Painter from Regional Market President to Executive Vice President, Chief Commercial and Retail Banking Officer – North Region of the Bank, and the promotion of Vaughan R. Dozier, Jr. from Regional Market President to Executive Vice President, Chief Commercial and Retail Banking Officer – South Region of the Bank, each effective as of January 1, 2024.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Item	Exhibit List

99.1	Press Release, dated December 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

By:	/s/ D. Shawn Jordan
Name:	D. Shawn Jordan
Title:	Chief Financial Officer

Dated: December 14, 2023